As filed with the U.S. Securities and Exchange Commission on April 13, 2015

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

BANK OF THE OZARKS, INC.

(Exact name of registrant as specified in its charter)

Arkansas	71-0556208
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

17901 Chenal Parkway

Little Rock, Arkansas 72223

(501) 978-2265

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Greg L. McKinney

Chief Financial Officer and Chief Accounting Officer

Bank of the Ozarks, Inc.

17901 Chenal Parkway

Little Rock, Arkansas 72223

Tel. (501) 978-2265

(Name, address, including zip code, and telephone number, including area code, of agent for service)

With copies of all communications to:

H. Watt Gregory, III, Esq. Kutak Rock LLP 124 West Capitol Avenue, Suite 2000 Little Rock, Arkansas 72201 Tel. (501) 975-3000	Helen W. Brown, Esq. Bank of the Ozarks, Inc. 17901 Chenal Parkway Little Rock, Arkansas 72223 Tel. (501) 978-2265

Approximate date of commencement of proposed sale of the securities to the public: From time to time after this Registration Statement becomes effective.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with the dividend or interest reinvestment plans, check the following box.  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☒

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). (Check one):

Large accelerated filer	☒	Accelerated filer	☐
Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be Registered(1)	Proposed Maximum Aggregate Offering Price(1)(2)	Amount of registration fee(2)(3)
Common Stock, $0.01 par value(4)
Preferred Stock, $0.01 par value(4)
Warrants
Depositary Shares(4)
Stock Purchase Contracts
Stock Purchase Units(5)
Debt Securities
Total

(1)	An indeterminate aggregate initial offering price or number of the securities of each identified class is being registered as may from time to time be offered at indeterminate prices. Separate consideration may or may not be received for securities that are issuable on exercise, conversion or exchange of other securities or that are issued in units or represented by Depositary Shares. In accordance with General Instruction II.E. to Form S-3 under the Securities Act of 1933 (the “Securities Act”), information as to each class of securities to be registered is not specified.
(2)	In accordance with Rules 456(b) and 457(r) under the Securities Act, the Registrant is deferring payment of all of the registration fee subject to the conditions set forth in such rules. Pursuant to Rule 416 under the Securities Act, this registration statement also covers any additional shares that may be offered or issued in connection with any stock split, stock dividend or similar transaction.
(3)	In connection with the filing of the Registrant’s registration statement on Form S-4, File no. 333-199012, initially filed on September 29, 2014, as amended on November 21, 2014 and December 5, 2014 and subsequently declared effective on December 5, 2014 (“Prior Registration Statement”), the Registrant submitted registration fees of $27,468 to register 9,419,955 shares of common stock. In accordance with Rule 457(p) of the Securities Act, the Registrant is carrying forward $8,114 of unused registration fees associated with 2,782,712 shares of common stock registered under the Prior Registration Statement that remain unsold.
(4)	Shares of Preferred Stock, Common Stock and Depositary Shares of the registrant may be issuable for separate consideration or upon conversion of other securities registered hereunder.
(5)	Each Stock Purchase Unit of the registrant will be issued under a unit agreement or indenture and will represent an interest in two or more Debt Securities, Warrants or Stock Purchase Contracts, which may or may not be separable from one another.

PROSPECTUS

Common Stock

Preferred Stock

Warrants

Depositary Shares

Stock Purchase Contracts

Stock Purchase Units

Debt Securities

Bank of the Ozarks, Inc. may offer and sell, from time to time, in one or more offerings, common stock, preferred stock, warrants, depositary shares, stock purchase contracts, stock purchase units, debt securities and hybrid securities combining elements of the foregoing.

This prospectus provides a general description of the securities we may offer and the manner in which they may be offered. Supplements to this prospectus will describe the specific terms and manner of offering of the securities we actually offer. Prospectus supplements may also add, update, or change information contained in this prospectus. You should read this prospectus and any prospectus supplement carefully before you invest. This prospectus may not be used to sell securities, unless it is accompanied by a prospectus supplement that describes the terms and manner of offering of those securities.

We may offer these securities from time to time in amounts, prices, and on other terms to be determined at the time of the offering. We may offer and sell the securities directly, through one or more agents, dealers or underwriters as designated from time to time, or through a combination of these methods.

Our common stock is traded on the NASDAQ Global Select Market under the symbol “OZRK.” On April 10, 2015, the last sales price on the NASDAQ Global Select Market for our common stock was $37.66. You are urged to obtain current market prices for our common stock. None of the other securities that may be offered pursuant to this prospectus are listed on an exchange. If we decide to list or seek a quotation for any other securities, the prospectus supplement relating to those securities will disclose the exchange or market on which such securities will be listed or quoted.

Investing in our securities involves risk. You should consider carefully the risk factors included in the applicable prospectus supplement and in our periodic reports filed with the Securities and Exchange Commission under the Securities Exchange Act of 1934, as amended, before you invest in any of our securities.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

These securities are our unsecured obligations, are not savings accounts, deposits or other obligations of any bank and are not insured or guaranteed by the Federal Deposit Insurance Corporation or any other governmental agency.

Our principal executive office is located at 17901 Chenal Parkway, Little Rock, Arkansas 72223, telephone number: (501) 978-2265.

The date of this prospectus is April 13, 2015

We are responsible for the information contained and incorporated by reference in this prospectus and any accompanying prospectus supplement, and in any free writing prospectus that we prepare. We have not authorized anyone to give you any other information, and we take no responsibility for any other information that others may give you. This prospectus, any accompanying prospectus supplement and any such free writing prospectus may be used only for the purposes for which they have been prepared. You should not assume that the information contained or incorporated by reference in this prospectus is accurate as of any date other than the date of this prospectus or the date of the relevant incorporated document, as applicable. The financial condition, results of operations or business prospects of the Company may have changed since those dates. We are not making an offer of these securities in any jurisdiction where the offer is not permitted.

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement we filed with the Securities and Exchange Commission, or the SEC, using a “shelf” registration process. Under this shelf registration process we may from time to time, in one or more series, sell any one or a combination of the securities described in this prospectus in one or more offerings. In this prospectus, “Ozarks,” “the Company”, “we,” “our,” “ours,” and “us” refer to Bank of the Ozarks, Inc., which is a registered bank holding company headquartered in Little Rock, Arkansas, and its subsidiaries on a consolidated basis, unless the context otherwise requires. References to “Bank of the Ozarks” or the “Bank” mean Bank of the Ozarks, which is our principal banking subsidiary.

This prospectus provides a general description of each of the securities we may offer. Each time we offer securities we will provide a prospectus supplement containing specific information about the terms of the securities being offered. The prospectus supplement may include a discussion of any risk factors or other special considerations or terms that apply to those securities. The prospectus supplement may also add, update or change the information in this prospectus. If there is any inconsistency between the information in this prospectus and any prospectus supplement, you should rely on the information in the prospectus supplement. You should read both this prospectus and any prospectus supplement together with additional information described under the heading “Where You Can Find More Information.”

The registration statement containing this prospectus, including the exhibits to the registration statement, provides additional information about us and the securities offered by this prospectus. The registration statement, including the exhibits and the documents incorporated herein by reference, can be read on the SEC’s website or at the SEC offices mentioned under the heading “Where You Can Find More Information.”

You should rely only on the information we incorporate by reference or present in this prospectus or the relevant prospectus supplement. We have not authorized anyone else, including any underwriter or agent, to provide you with different or additional information. We may only use this prospectus to sell securities if it is accompanied by a prospectus supplement which includes the specific terms of that offering. We are only offering these securities in states where the offer is permitted. You should not assume that the information in this prospectus or a prospectus supplement is accurate as of any date other than the dates on the front page or pages of those documents.

We may sell securities to underwriters who will sell the securities to the public on terms fixed at the time of sale. In addition, the securities may be sold by us directly or through dealers or agents designated from time to time. If we, directly or through agents, solicit offers to purchase the securities, we reserve the sole right to accept and, together with our agents, to reject, in whole or in part, any of those offers.

The prospectus supplement will contain the names of the underwriters, dealers, or agents, if any, together with the terms of the offering, the compensation of those underwriters, dealers, or agents, and the net proceeds to us. Any underwriters, dealers, or agents participating in the offering may be deemed “underwriters” within the meaning of the Securities Act of 1933, as amended, or the Securities Act.

RISK FACTORS

An investment in Ozarks securities involves risks. Before making an investment decision, you should carefully consider the risks described under “Risk Factors” in the applicable prospectus supplement and in our most recent Annual Report on Form 10-K, and in our updates to those Risk Factors in our Quarterly Reports on Form 10-Q following the most recent Form 10-K, and in all other information appearing in this prospectus or incorporated by reference into this prospectus and any applicable prospectus supplement. The material risks and uncertainties that management believes affect Ozarks will be described in those documents. In addition to those risk factors, there may be additional risks and uncertainties of which management is not aware or focused on or that management deems immaterial. Our business, financial condition or results of operations could be materially adversely affected by any of these risks. The trading price of our securities could decline due to any of these risks, and you may lose all or part of your investment. This prospectus is qualified in its entirety by these risk factors.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy any document we file at the SEC’s public reference room at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the public reference room. The SEC also maintains an Internet website that contains reports, proxy statements and other information about us and other issuers that file documents electronically with the SEC. The address of that site is http://www.sec.gov. Our Internet address is www.bankozarks.com. The information on, or that can be accessed through, our website is not a part of this document.

You may request a copy of these filings, other than an exhibit to a filing unless that exhibit is specifically incorporated by reference into this prospectus or a prospectus supplement, at no cost, by writing to us at the following address or calling us at the following telephone number:

Bank of the Ozarks, Inc.

17901 Chenal Parkway

Little Rock, Arkansas 72223

Attention: Susan Blair, Investor Relations

Telephone: (501) 978-2217

The SEC allows us to “incorporate by reference” information we file with it, which means that we can disclose important information to you by referring you to other documents. The information incorporated by reference is considered to be a part of this prospectus, and information that we file later with the SEC will automatically update and supersede this information. In all cases, you should rely on the later information incorporated by reference over different information included in this prospectus.

We incorporate by reference the documents listed below and all future filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, or the Exchange Act, prior to the termination of the offering, except to the extent that any information contained in such filings is deemed “furnished” in accordance with SEC rules, including, but not limited to, information furnished under Items 2.02 and 7.01 of any Current Report on Form 8-K including related exhibits:

•	our Annual Report on Form 10-K for the fiscal year ended December 31, 2014 (including information specifically incorporated by reference into our Form 10-K for the year ended December 31, 2014);

•	the audited consolidated financial statements of Summit Bancorp, Inc. and Subsidiary as of December 31, 2013 and 2012 and for each of the years in the three years ended December 31, 2013, contained in pages F-1 through F-42 of Amendment No. 1 to the Company’s Registration Statement on Form S-4 (Registration No. 333-194722), filed with the SEC on April 2, 2014;

•	our Current Reports on Form 8-K filed with the SEC on May 20, 2014, January 2, 2015, January 15, 2015 (only Item 8.01 information), January 16, 2015, February 10, 2015, and March 20, 2015; and

•	the description of our common stock contained in our Registration Statement on Form 8-A filed on June 26, 1997, pursuant to Section 12 of the Exchange Act, including any amendment or report filed with the SEC for the purpose of updating this description.

You should rely only on the information contained or incorporated by reference in this prospectus. We have not authorized anyone else to provide you with additional or different information.

FORWARD-LOOKING STATEMENTS

This prospectus, each prospectus supplement and the documents incorporated by reference herein and therein contain statements that are considered “forward looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. In addition, the Company and its management may make other written or oral communications from time to time that contain forward-looking statements. Forward-looking statements, including statements about industry trends, management’s future expectations and other matters that do not relate strictly to historical facts, are based on assumptions by management, and are often identified by such forward-looking terminology as “expect,” “look,” “believe,” “anticipate,” “intend,” “plan,” “estimate,” “seek,” “may,” “will,” “trend,” “target,” and “goal” or similar statements or variations of such terms. Forward-looking statements may include, among other things, statements about the Company’s confidence in its strategies and its expectations about financial performance, market growth, market and regulatory trends and developments, acquisitions and divestitures, new technologies, services and opportunities and earnings.

Forward-looking statements are subject to various risks and uncertainties, which change over time, are based on management’s expectations and assumptions at the time the statements are made and are not guarantees of future results. Actual future performance, outcomes and results may differ materially from those expressed in these forward-looking statements due to certain risks, uncertainties and assumptions. Certain factors that may affect our future results include, but are not limited to:

•	potential delays or other problems in implementing our growth and expansion strategy including delays in identifying satisfactory sites, hiring or retaining qualified personnel, obtaining regulatory or other approvals, obtaining permits and designing, constructing and opening new offices;

•	the ability to enter into and/or close additional acquisitions;

•	problems with, or additional expenses related to, integrating or managing acquisitions;

•	the effect of the announcements or completion of any pending or future mergers or acquisitions on customer relationships and operating results;

•	the ability to attract new or retain existing or acquired deposits, or to retain or grow loans and leases, including growth from unfunded closed loans;

•	the ability to generate future revenue growth or to control future growth in non-interest expense;

•	interest rate fluctuations, including changes in the yield curve between short-term and long-term interest rates;

•	deterioration of the credit quality of our loan and lease portfolio, increased default rates and loan or lease losses or adverse changes in particular loans in our portfolio or in specific industry concentrations of our loan and lease portfolio;

•	loss of access to capital market transactions and other sources of funding, or a failure to effectively balance our funding sources with cash demands by depositors and borrowers;

•	failures of counterparties or third party vendors to perform their obligations;

•	failure of our risk management strategies and procedures, including failure or circumvention of our controls;

•	competitive factors and pricing pressures, including their effect on our net interest margin;

•	general economic, unemployment, credit market and real estate market conditions, and the effect of any such conditions on the creditworthiness of borrowers and lessees, collateral values, the value of investment securities and asset recovery values;

•	changes in legal and regulatory requirements;

•	recently enacted and potential legislation and regulatory actions, including legislation and regulatory actions intended to stabilize economic conditions and credit markets, strengthen the capital of financial institutions, increase regulation of the financial services industry and protect homeowners or consumers;

•	changes in U.S. government monetary and fiscal policy;

•	possible further downgrade of U.S. Treasury securities;

•	the ability to keep pace with technological changes, including changes regarding maintaining cybersecurity and preventing or responding to breaches in our security systems involving our customer and sensitive and confidential data;

•	an increase in the incidence or severity of fraud, illegal payments, security breaches or other illegal acts impacting our customers;

•	adoption of new accounting standards or changes in existing standards; and

•	adverse results in current or future litigation or regulatory examinations as well as other factors described in our most recent Annual Report on Form 10-K and our other reports and statements.

Should one or more of the foregoing risks materialize, or should underlying assumptions prove incorrect, actual results or outcomes may vary materially from those described in the forward-looking statements. Forward-looking statements included herein should not be relied upon as representing our expectations or beliefs as of any date subsequent to the date of this prospectus supplement. Except as required by law, we undertake no obligation to revise any forward-looking statements contained in this prospectus, whether as a result of new information, future events or otherwise. The factors discussed herein are not intended to be a complete summary of all risks and uncertainties that may affect our businesses. Though we strive to monitor and mitigate risk, we cannot anticipate all potential economic, operational and financial developments that may adversely impact our operations and our financial results. Forward-looking statements should not be viewed as predictions and should not be the primary basis upon which investors evaluate an investment in our securities.

Any investor in our securities should consider all risks and uncertainties disclosed in our SEC filings described above under the heading “Where You Can Find More Information,” all of which are accessible on the SEC’s website at http://www.sec.gov.

ABOUT BANK OF THE OZARKS, INC.

Bank of the Ozarks, Inc. was incorporated in June 1981 as an Arkansas corporation and is a bank holding company registered under the Bank Holding Company Act of 1956. We own an Arkansas state chartered subsidiary bank, Bank of the Ozarks. At March 31, 2015, the Company, through the Bank, conducted operations through 165 offices in Arkansas, Georgia, Texas, North Carolina, Florida, Alabama, South Carolina, New York and California.

We provide a wide range of retail and commercial banking services. Deposit services include checking, savings, money market, time deposit and individual retirement accounts. Loan services include various types of real estate, consumer, commercial, industrial and agricultural loans and various leasing services. We also provide mortgage lending; treasury management services for businesses, individuals and non-profit and governmental entities including wholesale lock box services; remote deposit capture services; trust and wealth management services for businesses, individuals and non-profit and governmental entities including financial planning, money management, custodial services and corporate trust services; real estate appraisals; ATMs; telephone banking; online and mobile banking services including electronic bill pay; debit cards, gift cards and safe deposit boxes, among other products and services. Through third party providers, we offer credit cards for consumers and businesses, processing of merchant debit and credit card transactions, and full-service investment brokerage services.

The Company may be contacted at (501) 978-2265 or P. O. Box 8811, Little Rock, Arkansas 72231-8811.

USE OF PROCEEDS

Unless otherwise specified in a prospectus supplement accompanying this prospectus, we expect to use the net proceeds from the sale of our securities for general corporate purposes. These purposes may include, without limitation, investments at the holding company level, providing capital to support our growth and working capital needs, and acquisitions or other business combinations. We will specify the principal purposes for which the net proceeds from the sale of our securities will be used in a prospectus supplement at the time of sale. Until we use the net proceeds from the sale of the securities for these purposes, we may place the net proceeds in temporary investments or we may hold the net proceeds in deposit accounts in our subsidiary Bank.

CONSOLIDATED RATIOS OF EARNINGS TO FIXED CHARGES

The following table sets forth our consolidated ratios of earnings to fixed charges for the periods shown below.

	Year Ended December 31,
	2014	2013	2012	2011	2010
Ratio of earnings to fixed charges:
Including interest on deposits	9.12x	7.98x	6.09x	5.94x	3.62x
Excluding interest on deposits	15.30x	11.80x	10.34	9.61x	8.60x
Ratio of earnings to combined fixed charges and preferred stock dividends:
Including interest on deposits	9.12x	7.98x	6.09x	5.94x	3.62x
Excluding interest on deposits	15.30x	11.80x	10.34x	9.61x	8.60x

The ratio of earnings to fixed charges is computed in accordance with Item 503 of Regulation S-K by dividing (1) income before income taxes, fixed charges and amortization of capitalized interest, less interest capitalized and noncontrolling interest in income of subsidiaries that have not incurred fixed charges by (2) total fixed charges. The ratio of earnings to fixed charges and preferred stock dividends is computed by dividing (1) income before income taxes, fixed charges and amortization of capitalized interest, less interest capitalized and noncontrolling interest in income of subsidiaries that have not incurred fixed charges by (2) the sum of total fixed charges and preferred stock dividends. For purposes of computing these ratios:

•	fixed charges, including interest on deposits, include all interest expense, interest capitalized and the estimated portion of rental expense attributable to interest, net of income from subleases;

•	fixed charges, excluding interest on deposits, include interest expense (other than on deposits), interest capitalized and the estimated portion of rental expense attributable to interest, net of income from subleases; and

•	preferred stock dividends represent the amount of pre-tax earnings required to cover such dividend requirements.

THE SECURITIES WE MAY OFFER

The descriptions of the securities contained in this prospectus, together with the applicable prospectus supplement, summarize all the material terms and provisions of the various types of securities that we may offer. The particular terms of the securities offered by any prospectus supplement will be described in that prospectus supplement. If indicated in an applicable prospectus supplement, the terms of the securities may differ from the terms summarized below. An applicable prospectus supplement will also contain information, where applicable, about material U.S. federal income tax considerations relating to the securities, and the securities exchange, if any, on which the securities will be listed.

We may sell from time to time, in one or more offerings:

•	common stock,

•	preferred stock,

•	warrants,

•	depositary shares,

•	stock purchase contracts,

•	stock purchase units,

•	senior debt securities,

•	subordinated debt securities,

•	convertible debt securities, or

•	hybrid securities combining elements of the foregoing.

This prospectus may not be used to sell securities unless it is accompanied by a prospectus supplement.

DESCRIPTION OF CAPITAL STOCK

The following is a brief description of our capital stock. This summary does not purport to be complete in all respects. This description is subject to and qualified in its entirety by reference to our articles of incorporation, as amended, a copy of which has been filed with the SEC and is also available upon request from us.

General

The Company’s articles of incorporation authorize the issuance of 125,000,000 shares of common stock, $0.01 par value, of which 86,758,375 shares were issued and outstanding as of March 31, 2015, and 1,000,000 shares of preferred stock, $0.01 par value, none of which were issued or outstanding as of March 31, 2015.

Common Stock

The Company’s board of directors may authorize the issuance of authorized but unissued shares of the Company’s common stock without shareholder approval, unless such approval is required in a particular case by applicable laws or regulations or requirements of any national securities exchange on which the Company’s common stock is traded. The authorized but unissued shares of the Company’s common stock will be issuable from time to time for any corporate purpose, including, without limitation, stock splits, stock dividends, employee benefit and compensation plans, acquisitions, and public or private sales for cash as a means of raising capital. These shares could be used to dilute the stock ownership of persons seeking to obtain control of the Company. In addition, the sale of a substantial number of shares of the Company’s common stock to persons who have an understanding with the Company concerning the voting of such shares, or the distribution or declaration of a common stock dividend to the Company’s shareholders, may have the effect of discouraging or increasing the cost of unsolicited attempts to acquire control of the Company.

Holders of the Company’s common stock do not have any preemptive, conversion or redemption rights. Holders of our common stock are entitled to one vote per share on all matters submitted to a vote of shareholders. Holders of our common stock do not have cumulative voting rights. The outstanding shares of the Company’s common stock are fully paid and nonassessable.

Holders of our common stock are entitled to dividends when, as, and if declared by our board of directors out of funds legally available for the payment of dividends and in compliance with the provisions of the Arkansas Business Corporation Act of 1987 (the “ABCA”) and the regulations of the appropriate regulatory authorities. The terms or designations of any series of preferred stock we may issue in the future may rank senior to our common stock with respect to dividends.

A majority vote is required for the approval of a merger or consolidation with another corporation, and for the sale of all or substantially all of our assets and liquidation or dissolution of the Company.

Anti-Takeover Provisions

Certain provisions of our articles of incorporation and bylaws could make a merger, tender offer or proxy contest more difficult, even if such events were perceived by many of our shareholders as beneficial to their interests. These provisions include advance notice for nominations of directors and shareholders’ proposals, and authority to issue “blank check” preferred stock with such designations, preferences, limitations and relative rights as may be determined from time to time by our board of directors.

Restrictions on Ownership

The ability of a third party to acquire us is limited under applicable U.S. banking laws and regulations. The Bank Holding Company Act, or BHC Act, requires any bank holding company (as defined therein) to obtain the approval of the Board of Governors of the Federal Reserve prior to acquiring, directly or indirectly, more than 5% of our outstanding common stock. Any “company” (as defined in the BHC Act) other than a bank holding company would be required to obtain Federal Reserve approval before acquiring “control” of us. “Control” generally means (i) the ownership or control of 25% or more of a class of voting securities, (ii) the ability to elect a majority of the directors or (iii) the ability otherwise to exercise a controlling influence over management and policies. A holder of 25% or more of our outstanding common stock, other than an individual, is subject to regulation and supervision as a bank holding company under the BHC Act. In addition, under the Change in Bank Control Act of 1978, as amended, and the Federal Reserve’s regulations thereunder, any person, either individually or acting through or in concert with one or more persons, is required to provide notice to the Federal Reserve prior to acquiring, directly or indirectly, 10% or more of our outstanding common stock.

Listing

Our common stock is listed on the NASDAQ Global Select Market under the symbol “OZRK.”

Transfer Agent and Registrar.

The Trust and Wealth Management Division of Bank of the Ozarks is the transfer agent and registrar for our common stock.

Preferred Stock

Our board of directors is authorized to designate and issue shares of preferred stock in one or more series. Subject to the provisions of our articles of incorporation and limitations prescribed by law and the rules of the NASDAQ Global Select Market, if applicable, our board of directors has the discretion to adopt resolutions to issue shares, establish the number of shares, change the number of shares constituting any series, and provide or change the voting powers, designations, preferences, limitations and relative rights or restrictions on shares of our preferred stock, including dividend rights, terms of redemption, conversion rights and liquidation preferences, in each case without any action or vote by our shareholders.

If we offer to sell preferred stock, we will file with the SEC the articles of amendment to our articles of incorporation setting forth the terms of the preferred stock, and the prospectus supplement relating to that offering will include a description of the specific terms of the preferred stock, including:

•	the series, the number of shares offered and the liquidation value of the preferred stock;

•	the price at which the preferred stock will be issued;

•	the dividend rate, the dates on which the dividends will be payable and other terms relating to the payment of dividends on the preferred stock;

•	the liquidation preference of the preferred stock;

•	the voting rights of the preferred stock;

•	whether the preferred stock is redeemable or subject to a sinking fund, and the terms of any such redemption or sinking fund;

•	whether the preferred stock is convertible or exchangeable for any other securities, and the terms of any such conversion; and

•	any additional designations, preferences, limitations and relative rights and restrictions of the preferred stock.

It is not possible to state the actual effect of the issuance of any shares of preferred stock upon the rights of holders of our common stock until the board of directors determines the specific terms of the preferred stock. However, these effects might include:

•	restricting dividends on the common stock;

•	diluting the voting power of the common stock;

•	impairing the liquidation rights of the common stock; and

•	delaying or preventing a change in control of our company.

The description in the prospectus supplement will not necessarily be complete, and reference will be made to the articles of amendment to our articles of incorporation relating to a series of preferred stock which will be or have been filed with the SEC.

DESCRIPTION OF WARRANTS

We may issue warrants for the purchase of common stock, preferred stock or warrants to purchase other securities. Warrants may be issued independently or together with debt securities or capital stock offered by any prospectus supplement and may be attached to or separate from any such offered securities. Series of warrants may be issued under a separate warrant agreement entered into between us and a bank or trust company, as warrant agent, all as will be set forth in the prospectus supplement relating to the particular issue of warrants. The warrant agent will act solely as our agent in connection with the warrants and will not assume any obligation or relationship of agency or trust for or with any holders of warrants or beneficial owners of warrants.

The prospectus supplement relating to any warrants the Company is offering will include specific terms relating to the offering. We will file the form of any warrant agreement with the SEC, and you should read the warrant agreement for provisions that may be important to you. The prospectus supplement will include some or all of the following terms:

•	the title of the warrants;

•	the aggregate number of warrants offered;

•	the number of shares of common stock or other securities purchasable upon the exercise of such warrants and the price at which such securities may be purchased upon such exercise;

•	the date on which the right to exercise such warrants shall commence and the date on which such right shall expire;

•	the designation and terms of any securities with which warrants are issued;

•	if the warrants are issued as a unit with another security, the date, if any, on and after which the warrants and the other security will be separately transferable;

•	United States federal income tax consequences applicable to issuance, disposition and exercise of such warrants;

•	any minimum or maximum amount of warrants that may be exercised at any one time;

•	the amount of warrants outstanding as of the most recent practicable date; and

•	any terms, procedures and limitations relating to the transferability, exchange or exercise of the warrants.

Unless otherwise stated in an applicable prospectus supplement, warrants will be issued in registered form. The exercise price for warrants will be subject to adjustment in accordance with the applicable prospectus supplement.

Each warrant will entitle the holder thereof to purchase such number of shares of common stock or other securities at such exercise price as shall be set forth in, or calculable from, the prospectus supplement relating to the warrants, which exercise price may be subject to adjustment upon the occurrence of certain events as set forth in such prospectus supplement. After the close of business on the expiration date, or such later date to which such expiration date may be extended by us, unexercised warrants will become void. The place or places where, and the manner in which, warrants may be exercised shall be specified in the prospectus supplement relating to such warrants.

Prior to the exercise of any warrants, holders of such warrants will not have any of the rights of holders of common stock, preferred stock or other securities purchasable upon such exercise, including the right to receive payments of dividends or interest, if any, or to exercise any applicable right to vote.

DESCRIPTION OF DEPOSITARY SHARES

The terms of any depositary shares and any depositary receipts that we offer for sale and any deposit agreement relating to a particular series of preferred stock will be described in more detail in a prospectus supplement. The prospectus supplement will also state whether any of the generalized provisions summarized below do not apply to the depositary shares or depositary receipts being offered. The summary of terms of the depositary shares contained in this prospectus is not complete. You should refer to the form of the deposit agreement and the articles of amendment to our articles of incorporation for the applicable series of preferred stock that are, or will be, filed with the SEC.

General

We may elect to offer fractional shares of preferred stock, rather than full shares of preferred stock. In such event, we will issue receipts for depositary shares, each of which will represent a fraction of a share of a particular series of preferred stock.

The shares of preferred stock underlying the depositary shares will be deposited with a bank or trust company selected by us to act as depositary, under a deposit agreement between us, the depositary and the holders of the depositary receipts. The depositary will be the transfer agent, registrar and dividend disbursing agent for the depositary shares. Each owner of a depositary share will be entitled to all the rights and preferences of the underlying preferred stock, including dividend, voting, redemption, conversion and liquidation rights, in proportion to the applicable fraction of a share of preferred stock represented by such depositary share.

The depositary shares will be evidenced by depositary receipts issued pursuant to the deposit agreement. Depositary receipts will be distributed to those persons purchasing the fractional shares of preferred stock in accordance with the terms of the applicable prospectus supplement.

Dividends and Other Distributions

The preferred stock depositary will distribute all cash dividends or other cash distributions received in respect of the deposited preferred stock to the record holders of depositary shares relating to such preferred stock in proportion to the number of such depositary shares owned by such holders.

The preferred stock depositary will distribute any property received by it other than cash to the record holders of depositary shares entitled thereto. If the preferred stock depositary determines that it is not feasible to make such distribution, it may, with our approval, sell such property and distribute the net proceeds from such sale to such holders.

Redemption of Preferred Stock

If a series of preferred stock represented by depositary shares is to be redeemed, the depositary shares will be redeemed from the proceeds received by the preferred stock depositary resulting from the redemption, in whole or in part, of such series of preferred stock. The depositary shares will be redeemed by the preferred stock depositary at a price per depositary share equal to the applicable fraction of the redemption price per share payable in respect of the shares of preferred stock so redeemed.

Whenever we redeem shares of preferred stock held by the preferred stock depositary, the preferred stock depositary will redeem as of the same date the number of depositary shares representing the shares of preferred stock so redeemed. If fewer than all the depositary shares are to be redeemed, the depositary shares to be redeemed will be selected by the preferred stock depositary by lot or ratably or by any other equitable method as the preferred stock depositary may decide.

Withdrawal of Preferred Stock

Unless the related depositary shares have previously been called for redemption, any holder of depositary shares may receive the number of whole shares of the related series of preferred stock and any money or other property represented by such depositary receipts after surrendering the depositary receipts at the corporate trust office of the preferred stock depositary. Holders of depositary shares making such withdrawals will be entitled to receive whole shares of preferred stock on the basis set forth in the related prospectus supplement for such series of preferred stock.

However, holders of such whole shares of preferred stock will not be entitled to deposit such preferred stock under the deposit agreement or to receive depositary receipts for such preferred stock after such withdrawal. If the depositary shares surrendered by the holder in connection with such withdrawal exceed the number of depositary shares that represent the number of whole shares of preferred stock to be withdrawn, the preferred stock depositary will deliver to such holder at the same time a new depositary receipt evidencing such excess number of depositary shares.

Voting Deposited Preferred Stock

Upon receipt of notice of any meeting at which the holders of any series of deposited preferred stock are entitled to vote, the preferred stock depositary will mail the information contained in such notice of meeting to the record holders of the depositary shares relating to such series of preferred stock. Each record holder of such depositary shares on the record date will be entitled to instruct the preferred stock depositary to vote the amount of the preferred stock represented by such holder’s depositary shares. The preferred stock depositary will seek to vote the amount of such series of preferred stock represented by such depositary shares in accordance with such instructions.

We will agree to take all reasonable actions that the preferred stock depositary determines are necessary to enable the preferred stock depositary to vote as instructed. The preferred stock depositary will vote all shares of any series of preferred stock held by it proportionately with instructions received if it does not receive specific instructions from the holders of depositary shares representing such series of preferred stock.

Amendment and Termination of the Deposit Agreement

The form of depositary receipt evidencing the depositary shares and any provision of the deposit agreement may at any time be amended by agreement between us and the preferred stock depositary. However, any amendment that materially and adversely alters the rights of the holders of depositary shares, other than fee changes, will not be effective unless the amendment has been approved by at least a majority of the outstanding depositary shares. Every holder of an outstanding depositary receipt at the time any such amendment becomes effective, or any transferee of such holder, shall be deemed, by continuing to hold such depositary receipt, or by reason of the acquisition thereof, to consent and agree to such amendment and to be bound by the deposit agreement that has been amended thereby.

The deposit agreement will automatically terminate if:

•	all outstanding depositary shares have been redeemed;

•	each share of preferred stock has been converted into or exchanged for common stock; or

•	a final distribution in respect of the preferred stock has been made to the holders of depositary shares in connection with any liquidation, dissolution or winding up of the Company.

We may terminate the deposit agreement at any time, and the preferred stock depositary will give notice of such termination to the record holders of all outstanding depositary receipts not less than 30 days prior to the termination date. In such event, the preferred stock depositary will deliver or make available for delivery to holders of depositary shares, upon surrender of such depositary shares, the number of whole or fractional shares of the related series of preferred stock as are represented by such depositary shares.

Charges of Preferred Stock Depositary; Taxes and Other Governmental Charges

No fees, charges or expenses of the preferred stock depositary or any agent of the preferred stock depositary or of any registrar shall be payable by any person other than the Company, except for any taxes and other governmental charges and except as provided in the deposit agreement. If the preferred stock depositary incurs fees, charges or expenses for which it is not otherwise liable hereunder at the election of a holder of a depositary receipt or other person, such holder or other person will be liable for such fees, charges and expenses.

Resignation and Removal of Depositary

The preferred stock depositary may resign at any time by delivering to us notice of its intent to do so, and we may at any time remove the preferred stock depositary, any such resignation or removal to take effect upon the appointment of a successor preferred stock depositary and its acceptance of such appointment. The successor depositary must be appointed within 60 days after delivery of the notice of resignation or removal and must be a bank or trust company having its principal office in the United States and having the requisite combined capital and surplus as set forth in the applicable agreement.

Miscellaneous

The preferred stock depositary will forward to the holders of depositary shares all reports and communications from the Company that are delivered to the preferred stock depositary and that the Company is required to furnish to the holders of the deposited preferred stock.

Neither the preferred stock depositary nor the Company will be liable if it is prevented or delayed by law or any circumstances beyond its control in performing its obligations under the deposit agreement. The obligations of the Company and the preferred stock depositary under the deposit agreement will be limited to performance with honest intentions of their duties thereunder, and they will not be obligated to prosecute or defend any legal proceeding in respect of any depositary shares, depositary receipts or shares of preferred stock unless satisfactory indemnity is furnished. The Company and the preferred stock depositary may rely upon written advice of counsel or accountants or upon information provided by holders of depositary receipts or other persons believed to be competent and on documents believed to be genuine.

DESCRIPTION OF STOCK PURCHASE CONTRACTS AND STOCK PURCHASE UNITS

We may issue stock purchase contracts, including contracts obligating holders to purchase from or sell to us, and obligating us to sell to or purchase from the holders, a specified number of shares of common stock, shares of preferred stock or depositary shares at a future date or dates. The consideration per share of common stock, preferred stock or depositary shares and the number of shares of each may be fixed at the time the stock purchase contracts are issued or may be determined by reference to a specific formula set forth in the stock purchase contracts. The stock purchase contracts may be issued separately or as part of units, often known as stock purchase units, consisting of a stock purchase contract and any combination of:

•	debt securities;

•	debt obligations of third parties, including U.S. Treasury securities; or

•	other securities identified in the applicable prospectus supplement, which may secure the holders’ obligations to purchase the common stock, preferred stock or depositary shares under the stock purchase contracts.

The stock purchase contracts may require us to make periodic payments to the holders of the stock purchase units or vice versa, and these payments may be unsecured or prefunded on some basis. The stock purchase contracts may require holders to secure their obligations under those contracts in a specified manner.

The applicable prospectus supplement will describe the terms of the stock purchase contracts and stock purchase units, including, if applicable, collateral or depositary arrangements. Such description may not be complete. For more information, you should review the stock purchase contracts and, if applicable, the collateral arrangements and depositary arrangements relating to those stock purchase contracts or stock purchase units and any prepaid securities and the document under which the prepaid securities will be issued. We will file forms of these documents with the SEC before the Company issues any stock purchase contracts or stock purchase units and, if applicable, prepaid securities.

DESCRIPTION OF DEBT SECURITIES

This section describes the general terms and provisions of the debt securities that we may issue. The applicable prospectus supplement will describe the specific terms of the debt securities offered through that prospectus supplement as well as any general terms described in this section that will not apply to those debt securities.

We may issue debt securities from time to time in one or more series. The following briefly summarizes the material provisions of the indentures, as defined below, pursuant to which such debt securities may be issued. As used in this summary, the term “Ozarks” means Bank of the Ozarks, Inc. and does not include any of its subsidiaries. This summary is not complete and is qualified in its entirety by reference to such indentures. You should read the more detailed provisions of the indentures, including the defined terms, for provisions that may be important to you. You should also review the particular terms of a series of debt securities, which will be described in more detail in the applicable prospectus supplement.

General

We may issue, and offer pursuant to this prospectus, senior or subordinated debt securities. The senior debt securities and, in the case of senior debt securities in bearer form, any coupons to these securities, will constitute part of our senior debt and, except as otherwise included in the applicable prospectus supplement, will rank on a parity with all of our other unsecured and unsubordinated debt. The subordinated debt securities and any coupons will constitute part of our subordinated debt and will be subordinate and junior in right of payment to all of our “senior indebtedness,” as defined below. If this prospectus is being delivered in connection with a series of subordinated debt securities, the applicable prospectus supplement or the information we incorporate in this prospectus by reference will indicate the approximate amount of senior indebtedness outstanding as of the end of the most recent fiscal quarter.

Our senior debt securities will be issued under a senior indenture, the form of which is included as an exhibit to the registration statement of which this prospectus is a part, and the related supplemental indenture for such senior debt securities, if any, which we refer to collectively as the “senior indenture.” Our subordinated debt securities will be issued under a subordinated indenture, the form of which is included as an exhibit to the registration statement of which this prospectus is a part, and the related supplemental indenture for such subordinated debt securities, if any, which we refer to collectively as the “subordinated indenture.” We refer to the senior indenture and the subordinated indenture collectively as the “indentures,” and we refer to senior debt securities and subordinated debt securities collectively as the “debt securities.”

The provisions of the indentures allow us, subject to the rights of any outstanding class or series of such debt securities, to “reopen” a previous issue of a series of debt securities and issue additional debt securities of that issue. The debt securities may be denominated and payable in U.S. dollars. The debt securities may bear interest at a fixed rate or a floating rate, which, in either case, may be zero, or at a rate that varies during the lifetime of the debt security. The debt securities may be sold at a discount below their stated principal amount.

The indentures do not limit the aggregate principal amount of indebtedness that may be issued thereunder and provide that debt securities may be issued thereunder from time to time in one or more series. There are no covenants or provisions in the indentures that would afford the holders of the debt securities of any series protection in the event of a highly leveraged transaction, reorganization, restructuring, merger or similar transaction involving Ozarks that may adversely affect such holders.

Terms Specified in Prospectus Supplement

We will describe in a supplement to this prospectus the particular terms of any debt securities being offered and any modifications of or additions to the general terms of the debt securities. Accordingly, you should read both the prospectus supplement relating to the particular debt securities being offered and the general description of debt securities set forth in this prospectus before investing.

The prospectus supplement will contain, where applicable, the following terms of and other information relating to any offered debt securities:

•	classification as senior or subordinated debt securities and the specific designation;

•	aggregate principal amount, purchase price and denomination, if, in the case of denomination, other than $1,000 and any integral multiple thereof;

•	the currency in which the debt securities are denominated and/or in which principal and/or interest, if any, is payable;

•	original issue and stated maturity date or dates;

•	the interest rate or rates or the method by which the calculation agent will determine the interest rate or rates, if any;

•	the interest payment dates, if any;

•	the manner and place or places for payment of the principal of and any premium and/or interest on the debt securities;

•	any repayment, redemption, prepayment, repurchase or sinking fund provisions, including any redemption notice provisions;

•	whether we will issue the debt securities in registered form or bearer form or both and, if we are offering debt securities in bearer form, any restrictions applicable to the exchange of one form for another and to the offer, sale and delivery of those debt securities in bearer form and whether such bearer securities will be issued with coupons;

•	whether we will issue the debt securities in temporary form and under what terms and conditions;

•	the terms on which holders of the debt securities may convert or exchange debt securities into or for common or preferred stock or other securities of ours offered hereby, into or for common or preferred stock or other securities of an entity affiliated with us or debt or equity or other securities of an entity not affiliated with us, or for the cash value of our stock or any of the above securities, the terms on which conversion or exchange may occur, including whether conversion or exchange is mandatory, at the option of the holder or at our option, the period during which conversion or exchange may occur, the initial conversion or exchange price or rate and the circumstances or manner in which the amount of common or preferred stock or other securities issuable upon conversion or exchange may be adjusted;

•	information as to the methods for determining the amount of principal or interest payable on any date and/or the currencies, securities or baskets of securities, commodities or indices to which the amount payable on that date is linked;

•	any agents for the debt securities, including trustees, depositories, authenticating or paying agents, transfer agents or registrars;

•	any addition to, or modification or deletion of, any events of default or covenants contained in the applicable indenture relating to the debt securities;

•	a discussion on any material U.S. federal income tax considerations applicable to the debt securities; and

•	any other terms and conditions set forth therein.

We may issue the debt securities as original issue discount securities, which are securities that are offered and sold at a substantial discount to their stated principal amount, or as payment-in-kind securities which may constitute original issue discount securities for U.S. federal income tax purposes. The U.S. federal income tax considerations applicable to any such debt securities may be described in the applicable prospectus supplement.

Registration, Denominations, Exchange and Transfer of Debt Securities

Unless otherwise specified in the applicable prospectus supplement, the debt securities of any series will be issued only as registered securities, in global or certificated form and in denominations of $1,000 and any integral multiple thereof.

As described in the section entitled “Book-Entry System,” the debt securities of any series may be issued in certificated form in exchange for a global security. In the event that debt securities of such series are issued in certificated form, such debt securities may be transferred or exchanged at the offices described below. In the event debt securities of any series are issued in certificated form, payments of principal and interest will be payable, the transfer of the debt securities of such series will be registrable and debt securities of such series will be exchangeable for debt securities of other denominations of a like aggregate principal amount at the corporate trust office of the trustee in New York, New York. Interest payments on certificated debt securities of any series may be made at the option of the Company by check mailed to the address of the persons entitled thereto. See “Book-Entry System.”

Subordination of the Subordinated Debt Securities

The subordinated indenture provides that the subordinated debt securities are subordinated and junior in right of payment to the Company’s obligations to the holders of senior indebtedness (as defined below) to the extent specified in the subordinated indenture. This means that in the case of any insolvency, liquidation or other certain specified events of or relating to Ozarks as a whole, whether voluntary or involuntary, all obligations to holders of senior indebtedness shall be entitled to be paid in full before any payment shall be made on account of the principal of or interest on the subordinated debt securities. In the event of any such proceeding, after payment in full of all sums owing with respect to senior indebtedness, the holders of the subordinated debt securities, together with the holders of any obligations of Ozarks ranking on a parity with the subordinated debt securities, shall be entitled to be paid from the remaining assets of Ozarks the amounts at the time due and owing on account of unpaid principal of and interest on the subordinated debt securities before any payment or other distribution, whether in cash, property or otherwise, shall be made on account of any capital stock or any obligations of Ozarks ranking junior to the subordinated debt securities.

In addition, if there shall have occurred and be continuing (a) a default in any payment with respect to any senior indebtedness or (b) an event of default with respect to any senior indebtedness as a result of which the maturity thereof is accelerated, unless and until such payment default or event of default shall have been cured or waived or shall have ceased to exist, no payments shall be made by Ozarks with respect to the principal or interest on the subordinated debt securities.

The term “senior indebtedness” means the following, whether now outstanding or subsequently created, assumed or incurred:

•	all indebtedness of Ozarks for money borrowed, including any obligation of, or any obligation guaranteed by, Ozarks, for the repayment of borrowed money, whether or not evidenced by bonds, debentures, securities, notes or other written instruments;

•	any deferred obligation of Ozarks for the payment of the purchase price of property or assets acquired other than in the ordinary course of business;

•	all obligations, contingent or otherwise, of Ozarks in respect of any letters of credit, bankers acceptances, security purchase facilities and similar transactions;

•	all capital lease obligations of Ozarks;

•	all obligations of Ozarks in respect of interest rate swap, cap or other agreements, interest rate future or option contracts, currency swap agreements, currency future or option contacts, commodity contracts and other similar agreements;

•	all obligations of the type referred to in the above five bullets of other persons for the payment of which Ozarks is responsible or liable as obligor, guarantor or otherwise;

•	all obligations of the type referred to in the above six bullets of other persons secured by any lien on any property or asset of Ozarks, whether or not such obligation is assumed by Ozarks; and

•	any obligations of Ozarks to its general creditors, as defined and required by the Board of Governors of the Federal Reserve System, or the Federal Reserve, under its final Basel III capital rules in 78 F.R. 62018 (Oct. 11, 2013) for subordinated debt to qualify as Tier 2 capital;

provided, however, that the term “senior indebtedness” does not include:

•	any securities issued under the subordinated indenture (including the subordinated debt securities);

•	the Company’s subordinated debt securities underlying trust preferred securities issued by subsidiary trusts of, or assumed by, Ozarks which are outstanding or which are issued by a subsidiary trust of, or assumed by, Ozarks;

•	any guarantee in respect of the trust preferred securities of a subsidiary trust of, or assumed by, Ozarks; or

•

any indebtedness or any guarantee ranking junior to, or ranking on a parity with, such securities and the issuance of which (i) has received the concurrence or approval of the Federal Reserve or its staff or

(ii) does not at the time of issuance prevent such securities (or any security or unit of which such securities comprise a part) from qualifying for Tier 1 capital treatment (irrespective of any limits on the amount of the Company’s Tier 1 capital) under applicable capital adequacy guidelines, regulations, policies, published interpretations or any applicable concurrence or approval of the Federal Reserve or its staff.

The subordinated debt securities will rank senior to all of the Company’s equity securities, including its preferred stock, whether now outstanding or subsequently created.

Neither of the indentures limit the aggregate amount of senior indebtedness that may be issued by Ozarks.

Events of Default

Events of Default and Certain Remedies Under the Senior Indenture. Under the senior indenture, each of the following will be an “event of default” with respect to a series of senior debt securities:

•	failure to pay any interest upon the senior debt securities of any series as and when it becomes due and payable, which default continues for a period of 30 days;

•	failure to pay the principal of any of the senior debt securities as and when it becomes due and payable;

•	failure on the part of Ozarks duly to observe or perform any other of the covenants or agreements on the part of Ozarks in the senior debt securities of such series or in the senior indenture with respect to the senior debt securities of such series, and continuance of such failure for a period of 90 days after the date on which written notice of such failure, requiring Ozarks to remedy the same, shall have been given to Ozarks by the trustee, or to Ozarks and the trustee by the holders of at least 25% in aggregate principal amount of the senior debt securities of such series at the time outstanding; and

•	specified events of bankruptcy, insolvency or reorganization, or court appointment of a receiver, liquidator or trustee of Ozarks.

If an event of default described in any of the first, second or third bullet point paragraphs above occurs and is continuing, then and in each such case either the trustee or the holders of not less than 25% in aggregate initial principal amount of the senior debt securities of any such series then outstanding (each such series treated as a separate class), by notice in writing to Ozarks (and to the trustee if given by holders), may declare the principal amount (or, if the senior debt securities of such series are original issue discount securities, such portion of the principal amount as may be specified in the terms of such series) of all the senior debt securities of such series to be due and payable immediately, and upon any such declaration the same shall become immediately due and payable. If an event of default described in the fourth bullet point paragraph above occurs and is continuing, then and in each such case, the principal amount (or, if the senior debt securities of such series are original issue discount securities, such portion of the principal amount as may be specified in the terms of such series) of all senior debt securities of such series shall be and become immediately due and payable, without any notice or other action by the trustee or any holder, to the fullest extent permitted by law.

The foregoing paragraph, however, is subject to the condition that, at any time after such a declaration of acceleration or an acceleration, and before any judgment or decree for the payment of the money due shall have been obtained or entered, the holders of a majority in aggregate principal amount of the senior debt securities of such series then outstanding, by written notice to Ozarks and to the trustee, may waive all defaults and rescind and annul such declaration or acceleration and its consequences, if:

•	Ozarks shall pay or shall deposit with the trustee a sum sufficient to pay:

•	all matured installments of interest on all the senior debt securities of such series (with interest on overdue installments of interest (to the extent that payment of such interest is enforceable under applicable law) at the rate borne by the senior debt securities of such series (or yield to maturity, in the case of original discount securities) to the date of such payment or deposit);

•	all principal on any senior debt securities of such series that has become due otherwise than by acceleration (with interest on such principal) at the rate borne by the senior debt securities of such series (or yield to maturity, in the case of original discount securities) to the date of such payment on deposit; and

•	all sums paid or advanced by the trustee and the reasonable compensation, expenses, disbursements and advances of the trustee, its agents and counsel and any other amounts due the trustee under the senior indenture; and

•	any and all defaults with respect to senior debt securities of such series under the senior indenture, other than the nonpayment of principal and accrued interest on senior debt securities of such series that shall have become due by acceleration, shall have been cured or waived as provided in the penultimate paragraph of “—Remedies on Events of Default Under Either Indenture” below.

No such waiver or rescission and annulment shall extend or shall affect any subsequent default or shall impair any right consequent thereon.

Events of Default and Certain Remedies Under the Subordinated Indenture. Under the subordinated indenture, each of the following will be an “event of default” with respect to a series of subordinated debt securities:

•	failure to pay any interest upon the subordinated debt securities of any series as and when it becomes due and payable, which default continues for a period of 30 days;

•	failure to pay the principal of any of the subordinated debt securities as and when it becomes due and payable;

•	failure on the part of Ozarks duly to observe or perform any other of the covenants or agreements on the part of Ozarks in the subordinated debt securities of such series or in the subordinated indenture with respect to the subordinated debt securities of such series, and continuance of such failure for a period of 90 days after the date on which written notice of such failure, requiring Ozarks to remedy the same, shall have been given to Ozarks by the trustee, or to Ozarks and the trustee by the holders of at least 25% in aggregate principal amount of the subordinated debt securities of such series at the time outstanding; and

•	specified events of bankruptcy, insolvency or reorganization, or court appointment of a receiver, liquidator or trustee of Ozarks.

If an event of default described in the fourth bullet point paragraph above occurs and is continuing, then and in each such case either the trustee or the holders of not less than 25% in aggregate initial principal amount of the subordinated debt securities of any such series then outstanding (each such series treated as a separate class), by notice in writing to Ozarks (and to the trustee if given by holders), may declare the principal amount (or, if the subordinated debt securities of any such series are original issue discount securities, such portion of the principal amount as may be specified in the terms of such series) of all the subordinated debt securities of such series to be due and payable immediately, and upon any such declaration the same shall become immediately due and payable. This provision, however, is subject to the condition that, at any time after such a declaration of acceleration, and before any judgment or decree for the payment of the money due shall have been obtained or entered, the holders of a majority in aggregate principal amount of the subordinated debt securities of such series then outstanding, by written notice to Ozarks and to the trustee, may waive all defaults and rescind and annul such declaration and its consequences, if:

•	Ozarks shall pay or shall deposit with the trustee a sum sufficient to pay:

•	all matured installments of interest on all the subordinated debt securities of such series (with interest on overdue installments of interest (to the extent that payment of such interest is enforceable under applicable law) at the rate borne by the subordinated debt securities of such series (or yield to maturity, in the case of original issue discount securities), to the date of such payment or deposit); and

•	all sums paid or advanced by the trustee and the reasonable compensation, expenses, disbursements and advances of the trustee, its agents and counsel and any other amounts due the trustee under the subordinated indenture; and

•	any and all defaults with respect to debt securities of such series under the subordinated indenture, other than the nonpayment of principal and accrued interest on subordinated debt securities of such series that shall have become due by acceleration, shall have been cured or waived as provided in the penultimate paragraph of “—Remedies on Events of Default Under Either Indenture” below.

No such waiver or rescission and annulment shall extend or shall affect any subsequent default or shall impair any right consequent thereon.

Unless otherwise expressly provided in the applicable prospectus supplement, there is no right of acceleration under the subordinated indenture upon the occurrence of an event of default described in the first three bullet point paragraphs under the definition of “event of default” above.

Remedies on Events of Default Under Either Indenture. Under either indenture, in the case of default in the payment of (i) any installment of interest upon any debt securities of any series as and when it becomes due and payable, which default continues for a period of 30 days, or (ii) the principal of any of the debt securities of such series as and when it becomes due and payable, then, upon demand of the trustee, Ozarks will pay to the trustee, for the benefit of the holders of the debt securities of such series, the whole amount that then shall have become due and payable on all such debt securities for principal, or interest, or any combination thereof, as the case may be, with interest upon the portion of the overdue principal that consists of principal and (to the extent that payment of such interest is enforceable under applicable law) upon the overdue installments of interest, at the rate borne by the debt securities of such series or yield to maturity (in the case of original issue discount securities); and, in addition, such further amount as shall be sufficient to cover the costs and expenses of collection, including reasonable compensation, expenses, disbursements and advances of the trustee, its agent, attorneys and counsel. If Ozarks does not pay such amounts upon such demand, the trustee shall be entitled and empowered to institute any actions or proceeding at law or in equity for the collection of the sums so due and unpaid, and may prosecute any such action or proceeding to judgment or final decree, and may enforce any such judgment or final decree against Ozarks or any other obligor on the debt securities of such series and collect in the manner provided by law out of the property of Ozarks or any other obligor on the debt securities of such series, wherever situated, the money adjudged or decreed to be payable.

No holder of debt securities of any series shall have any right to institute any suit, action or proceeding in equity or at law upon or under or with respect to the applicable indenture or for the appointment of a receiver or trustee, or for any other remedy under the applicable indenture, unless such holder previously shall have given to the trustee written notice of default and of the continuance thereof and unless also:

•	the holders of not less than 25% in aggregate principal amount of the debt securities of such series then outstanding shall have made written request upon the trustee to institute such action, suit or proceeding in its own name as trustee under the applicable indenture and shall have offered to the trustee such reasonable security or indemnity as the trustee may require against the costs, expenses and liabilities to be incurred in compliance with such request;

•	the trustee for 60 days after its receipt of such notice, request and offer of indemnity shall have neglected or refused to institute any such action, suit or proceeding; and

•	no direction inconsistent with such written request has been given to the trustee during such 60-day period by the holders of a majority in principal amount of the outstanding debt securities;

it being understood and intended, and being expressly covenanted by each person who acquires and holds a debt security of any series with every other such person, that no one or more holders of outstanding debt securities shall have any right in any manner whatever by virtue of or by availing of any provision of such indenture to affect, disturb or prejudice the rights of any other holder of such debt securities, or to obtain or seek to obtain priority over or preference to any other such holder, or to enforce any right under such indenture, except in the manner provided in such indenture and for the equal, ratable and common benefit of all holders of outstanding debt securities under such indenture. Notwithstanding any other provision of the applicable indenture, however, the right of any holder of debt securities of any series to receive payment of principal and interest on or after their respective due dates, or to institute suit for the enforcement of any such payment on or after such respective dates against Ozarks, shall not be impaired or affected without the consent of such holder.

Subject to certain restrictions, the holders of a majority in aggregate principal amount (or, if the debt securities are original issue discount securities, such portion of the principal as is then accelerable under the applicable indenture) of the debt securities of any series affected (voting as one class) at the time outstanding shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee, or exercising any trust or power conferred on the trustee with respect to the debt securities of such series.

Prior to any declaration that the principal of the outstanding debt securities of any series affected is due and payable, the holders of a majority in aggregate principal amount (or, if the debt securities are original issue discount securities, such portion of the principal as is then accelerable under the applicable indenture) of the debt securities of such series at the time outstanding on behalf of the holders of all of the debt securities of such series may waive any past default or event of default under the applicable indenture and its consequences except (i) a default under a covenant or provision in such indenture that cannot be modified without the consent of each holder of a debt security of such series affected thereby or (ii) in the case of senior debt securities under the senior indenture only, in the payment of the principal of or interest on any senior debt security of such series of senior debt securities. Upon any such waiver, Ozarks, the trustee and the holders of the debt securities of such series shall be restored to their former positions and rights under the applicable indenture, respectively; but no such waiver shall extend to any subsequent or other default or event of default or impair any right consequent thereon.

The trustee, within 90 days after the occurrence of a default with respect to debt securities of any series, shall mail to all holders of debt securities of such series notice of all such defaults known to the trustee, unless such defaults shall have been cured or waived before the giving of such notice; provided that, except in the case of default in the payment of the principal or interest on any of the debt securities, the trustee shall be protected in withholding such notice if and so long as its board of directors, the executive committee or a trust committee of directors and/or responsible officers of the trustee in good faith determines that the withholding of such notice is in the interest of the holders. Ozarks is required to file annually with the applicable trustee a statement of an officer as to the fulfillment by Ozarks of its obligations under the applicable indenture during the preceding year.

Modifications and Amendments

Ozarks and the trustee may amend or supplement the indentures or the debt securities of any series without notice to or the consent of any holder:

•	to cure any ambiguity, defect or inconsistency in the indentures; provided that such amendment or supplement shall not materially and adversely affect the interests of the holders;

•	to evidence the succession of another person to Ozarks and the assumption by any such successor of the covenants of Ozarks contained in the indentures and the debt securities pursuant to the obligations set forth in “—Consolidation, Merger and Sale of Assets” below;

•	to comply with any requirements of the SEC in connection with the qualification of the indentures under the Trust Indentures Act;

•	to evidence and provide for the acceptance of appointment with respect to the debt securities of any or all series by a successor trustee and to add to or change any of the provisions of the applicable indenture as shall be necessary to provide for or facilitate the administration of the trusts under the applicable indenture by more than one trustee;

•	to establish the form or forms or terms of debt securities of any series or of the coupons pertaining to such series;

•	to provide for uncertificated or unregistered securities and to make all appropriate changes for such purpose;

•	to add to the covenants for the benefit of the holders of the debt securities or to surrender any right or power conferred upon Ozarks in the indentures with respect to the debt securities, provided that such action shall not adversely affect the interests of the holders of the debt securities;

•	to add any events of default with respect to all or any series of the debt securities;

•	to delete or modify any events of default with respect to all or any series of the debt securities, the form and terms of which are being established pursuant to a supplemental indenture as permitted in the indenture (and, if any such event of default is applicable to fewer than all such series of the debt securities, specifying the series to which such event of default is applicable) and to specify the rights and remedies of the trustee and the holders of such debt securities in connection therewith;

•	to secure the debt securities;

•	to establish the form of any debt securities and to provide for the issuance of any series of debt securities under the indentures and to set forth the terms thereof; and

•	to make any change that does not materially and adversely affect the rights of any holder.

Without prior notice to any holders, Ozarks and the trustee may amend the indentures and the debt securities of any series with the written consent of the holders of a majority in principal amount of the outstanding debt securities of each series affected by such amendment, and the holders of a majority in principal amount of the outstanding debt securities of any series affected thereby (voting as a separate class) by written notice to the trustee may waive future compliance by Ozarks with any provision of the indentures or the debt securities of such series. However, without the consent of each holder affected thereby, an amendment or waiver may not:

•	change the stated maturity of the principal of, or any sinking fund obligation or any installment of interest on, such holder’s debt security;

•	reduce the principal amount thereof or the rate of interest thereon;

•	reduce the above-stated percentage of outstanding debt securities the consent of whose holders is necessary to modify or amend the indentures with respect to the debt securities of the relevant series;

•	reduce the percentage in principal amount of outstanding debt securities of the relevant series the consent of whose holders is required for any supplemental indenture or for any waiver of compliance with certain provisions of the indentures or certain events of default and their consequences provided for in the indentures;

•	impair the right to institute suit for the enforcement of any payment on or with respect to the debt securities; or

•	modify any of the provisions of the subordinated indenture with respect to the subordination of the subordinated debt securities of any series in a manner adverse to the holders of such series.

It is not necessary for the consent of any holder to approve the particular form of any proposed amendment, supplement or waiver, but it shall be sufficient if such consent approves the substance thereof. After an amendment, supplement or waiver becomes effective, Ozarks shall give to the holders affected thereby a notice briefly describing the amendment, supplement or waiver. Ozarks will mail supplemental indentures to holders upon request. Any failure of Ozarks to mail such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any such supplemental indentures or waiver.

Satisfaction, Discharge and Defeasance

Satisfaction and Discharge. Ozarks may discharge most of its obligations under the indentures to holders of the debt securities of any series if:

•	it has paid or caused to be paid the principal of and interest on all debt securities of any series outstanding as and when the same shall have become due and payable;

•	it has delivered to the trustee for cancellation all debt securities of any series authenticated; or

•	all debt securities of such series not delivered to the trustee for cancellation have become due and payable, or are by their terms to become due and payable within one year, and Ozarks has irrevocably deposited or caused to be deposited an amount of cash or U.S. government obligations with the trustee sufficient to pay at maturity all debt securities of such series not theretofore delivered to the trustee for cancellation, including principal and interest due or to become due on or prior to such date of maturity.

Defeasance and Discharge; Covenant Defeasance. Subject to the proper exercise of its defeasance and discharge or covenant defeasance options as discussed below, Ozarks, at its option:

•	will be released from any and all obligations in respect of the debt securities of any series, which is known as “defeasance and discharge”; or

•	need not comply with certain designated covenants regarding the debt securities of any series, which is known as “covenant defeasance.”

If Ozarks exercises its covenant defeasance option, the failure to comply with any defeased covenant and any default in the applicable indenture will no longer be a default thereunder.

To exercise either its defeasance and discharge or covenant defeasance option, Ozarks must:

•	deposit with the trustee, in trust, cash or U.S. government obligations in an amount sufficient to pay the principal of and each installment of interest on the outstanding debt securities of such series when such payments are due; and

•	deliver an opinion of counsel or a ruling directed to the trustee received from the Internal Revenue Service (IRS), which, in the case of defeasance and discharge, must be based upon a change in applicable U.S. federal income tax law or a ruling or administrative pronouncement of the IRS, to the effect that the holders and beneficial owners of debt securities of such series will not recognize income, gain or loss for U.S. federal income tax purposes as a result of such option and will be required to pay U.S. federal income tax on the same amounts, in the same manner and at the same times as if such defeasance had not occurred.

When there is a defeasance and discharge, the applicable indenture will no longer govern the debt securities of such series, Ozarks will no longer be liable for payment thereof and the holders of such debt securities will be entitled only to the deposited funds. When there is a covenant defeasance, however, Ozarks will continue to be obligated for installment payments when due if the deposited funds are not sufficient to pay the holders.

The obligations under the indentures to register the transfer or exchange of debt securities, to replace mutilated, defaced, destroyed, lost or stolen debt securities, and to maintain paying agents and hold monies for payment in trust will continue even if Ozarks exercises its defeasance and discharge or covenant defeasance option.

Consolidation, Merger and Sale of Assets

The indentures provide that Ozarks shall not consolidate with, merge with or into, or sell, convey, transfer, lease or otherwise dispose of all or substantially all of its property and assets (in one transaction or a series of related transactions) to, any person unless either:

•	Ozarks is the continuing person or the person (if other than Ozarks) formed by such consolidation or into which Ozarks is merged or to which properties and assets of Ozarks are sold, conveyed, transferred or leased shall be an entity organized and validly existing under the laws of the United States of America, any state thereof or the District of Columbia or any jurisdiction thereof and shall expressly assume, by a supplemental indenture, executed and delivered to the trustee, all of the obligations of Ozarks on all of the debt securities and under the indentures and the performance of every other covenant of the indentures on the part of Ozarks; and

•	Ozarks delivers to the trustee (A) an opinion of counsel regarding the transaction’s compliance with the relevant provisions of the applicable indenture and (B) an officers’ certificate to the effect that immediately after giving effect to such transaction, no default and no event which, after notice or lapse of time, or both, would become an event of default, shall have occurred and be continuing.

Upon any such consolidation or merger, or any sale, conveyance, transfer, lease or other disposition of all or substantially all of the property and assets of Ozarks, the successor person formed by such consolidation or into which Ozarks is merged or to which such sale, conveyance, transfer, lease or other disposition is made shall succeed to, and be substituted for, and may exercise every right and power of, Ozarks under the applicable indenture with the same effect as if such successor person had been named as the company in such indenture and thereafter the predecessor person, except in the case of a lease, shall be relieved of all obligations and covenants under the applicable indenture and the related debt securities.

Concerning the Trustee

Unless otherwise specified in the applicable prospectus supplement, our debt securities will be issued in one or more series under an indenture to be entered into between us and U.S. Bank National Association, acting as a trustee. U.S. Bank National Association acts as trustee under certain of our other indentures and performs other services for us in the ordinary course of business.

Governing Law

The indentures and each debt security, and any claim, controversy or dispute arising under or related to the indentures and each debt security, for all purposes shall be governed by and construed in accordance with the laws of the State of New York (without regard to the conflicts of laws provisions thereof).

Conversion or Exchange Rights

We will set forth in the applicable prospectus supplement the terms on which debt securities of any series may be convertible into or exchangeable for common stock or other securities of ours. We will include provisions as to whether conversion or exchange is mandatory, at the option of the holder or at our option. We may include provisions pursuant to which the number of shares of common stock or other securities of ours that the holders of the debt securities of such series receive would be subject to adjustment.

Payment and Paying Agent

Unless otherwise indicated in the applicable prospectus supplement, we will make payment of the interest on registered debt securities of any series on any interest payment date to the person in whose name the registered debt securities are registered at the close of business on the regular record date for the interest payment.

We will pay principal of and interest on the debt securities of any series at the office of the paying agents designated by us. We will give prompt written notice to the trustee of the name and address of any paying agent and any change in the name or address of any paying agent. If we fail to maintain a paying agent, the trustee shall act as such.

All funds deposited with the trustee for the payment of principal of or payment on the debt securities of any series that remain unclaimed for two years after the date upon which such principal or interest shall have become due and payable will be repaid to Ozarks upon its request. Thereafter, any right of any holder of the debt securities to such funds shall be enforceable only against Ozarks, and the trustee will have no liability therefor.

BOOK-ENTRY SYSTEM

Unless we indicate otherwise in the applicable prospectus supplement, the Depository Trust Company, which we refer to as DTC, New York, New York, will act as securities depository for any debt securities or trust preferred securities issued. The securities will be issued as fully-registered securities registered in the name of Cede & Co. (DTC’s partnership nominee) or such other name as may be requested by an authorized representative of DTC. One or more fully-registered global certificates will be issued for the debt securities, representing in the aggregate the total amount of the debt securities, and will be deposited with DTC.

DTC is a limited-purpose trust company organized under the New York Banking Law, a “banking organization” within the meaning of the New York Banking Law, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code and a “clearing agency” registered pursuant to the provisions of Section 17A of the Exchange Act. DTC holds securities that its participants deposit with DTC. DTC also facilitates the settlement among participants of securities transactions, such as transfers and pledges, in deposited securities through electronic computerized book-entry changes in participants’ accounts, thereby eliminating the need for physical movement of securities certificates. Direct participants include securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations.

DTC is a wholly-owned subsidiary of the Depository Trust & Clearing Corporation (the “DTCC”). DTCC, in turn, is owned by a number of its direct participants and members of the National Securities Clearing Corporation, Government Securities Clearing Corporation, MBS Clearing Corporation and Emerging Markets Clearing Corporation, as well as by the New York Stock Exchange, the NYSE Amex and the Financial Industry Regulatory Authority, Inc.

Access to the DTC system is also available to indirect participants, such as securities brokers and dealers, and banks and trust companies that clear through or maintain custodial relationships with direct participants, either directly or indirectly. The rules applicable to DTC and its participants are on file with the SEC.

Purchases of debt securities within the DTC system must be made by or through direct participants, which will receive a credit for the debt securities on DTC’s records. The ownership interest of each actual purchaser of each debt security, as beneficial owner, is in turn to be recorded on the direct and indirect participants’ records. Beneficial owners will not receive written confirmation from DTC of their purchases, but beneficial owners are expected to receive written confirmations providing details of the transactions, as well as periodic statements of their holdings, from the direct or indirect participants through which the beneficial owners purchased debt securities. Transfers of ownership interests in the debt securities are to be accomplished by entries made on the books of participants acting on behalf of beneficial owners. Beneficial owners will not receive certificates representing their ownership interest in debt securities unless use of the book-entry-only system for the debt securities is discontinued.

The deposit of debt securities with DTC and their registration in the name of Cede & Co. or such other nominee will not effect any change in beneficial ownership. DTC will have no knowledge of the actual beneficial owners of the debt securities; DTC’s records reflect only the identity of the direct participants to whose accounts the debt securities are credited, which may or may not be the beneficial owners. The participants will remain responsible for keeping account of their holdings on behalf of their customers.

The information in this section concerning DTC and DTC’s book-entry system has been obtained from sources that we believe to be reliable, but we assume no responsibility for the accuracy thereof. We do not have any responsibility for the performance by DTC or its participants of their respective obligations as described in this prospectus or under the rules and procedures governing their respective operations.

Conveyance of notices and other communications by DTC to direct participants, by direct participants to indirect participants, and by direct and indirect participants to beneficial owners will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time.

Redemption notices will be sent to Cede & Co. as the registered holder of the debt securities. If less than all of the debt securities are being redeemed, DTC’s current practice is to determine by lot the amount of the interest of each direct participant to be redeemed.

Although voting with respect to the debt securities is limited to the holders of record of the debt securities, in those instances in which a vote is required, neither DTC nor Cede & Co. will itself consent or vote with respect to the debt securities. Under its usual procedures, DTC would mail an omnibus proxy to the relevant trustee as soon as possible after the record date. The omnibus proxy assigns Cede & Co.’s consenting or voting rights to those direct participants to whose accounts the debt securities are credited on the record date.

The relevant trustee will make distribution payments on the debt securities to DTC. DTC’s practice is to credit direct participants’ accounts on the relevant payment date in accordance with their respective holdings shown on DTC’s records unless DTC has reason to believe that it will not receive payments on the payment date. Payments by participants to beneficial owners will be governed by standing instructions and customary practices and will be the responsibility of the participant and not of DTC, the relevant trustee or us, subject to any statutory or regulatory requirements as may be in effect from time to time. Payment of distributions to DTC is the responsibility of the relevant trustee, disbursement of the payments to direct participants is the responsibility of DTC, and disbursements of the payments to the beneficial owners is the responsibility of direct and indirect participants.

DTC may discontinue providing its services with respect to any of the debt securities at any time by giving reasonable notice to the relevant trustee or us. If no successor securities depository is obtained, definitive certificates representing the debt securities are required to be printed and delivered. We also have the option to discontinue use of the system of book-entry transfers through DTC (or a successor depository). After an event of default under the indenture, the holders of a majority in liquidation amount of debt securities may determine to discontinue the system of book-entry transfers through DTC. In these events, definitive certificates for the debt securities will be printed and delivered.

PLAN OF DISTRIBUTION

General

We may sell the securities covered by this prospectus inside and outside the United States from time to time (a) through underwriters or dealers, (b) directly to one or more purchasers, including our affiliates, (c) through agents or (d) through a combination of any of these methods.

The offer and sale of the securities described in this prospectus by us, the underwriters, or the third parties described above may be effected from time to time in one or more transactions, including privately negotiated transactions, either:

•	at a fixed price or prices, which may be changed;

•	at market prices prevailing at the time of sale;

•	at prices related to the prevailing market prices; or

•	at negotiated prices.

Any public offering price and any discounts or concessions to dealers may be changed from time to time.

The terms of the offering of securities with respect to which this prospectus is being delivered will be set forth in the applicable prospectus supplement, if required, pursuant to Rule 424(b) under the Securities Act. Such supplement may describe, among other things:

•	the type and terms of the securities being offered;

•	the names of any underwriters, dealers or agents and the number of securities underwritten or purchased by each;

•	the purchase price of the securities;

•	the proceeds we will receive from the sale of the securities;

•	the names of the securities exchanges, if any, on which the securities are listed;

•	any over-allotment options under which underwriters may purchase additional securities from us;

•	any underwriting discounts, commissions, agency fees and other items constituting compensation to underwriters or agents;

•	any initial public offering price;

•	any discounts or concessions allowed or reallowed or paid to dealers; and

•	any commissions paid to agents and any delayed delivery arrangements.

Underwriters, dealers, agents and remarketing firms that participate in the distribution of the offered securities may be deemed to be “underwriters” within the meaning of the Securities Act. Any discounts or commissions they receive from us and any profits they receive on the sale or resale of the offered securities may be considered by the SEC to be underwriting discounts and commissions under the Securities Act. We will identify any underwriters, agents or dealers and describe their commissions, fees or discounts in the applicable prospectus supplement.

This prospectus, together with any applicable prospectus supplement, may also be used by our affiliates in connection with offers and sales of the securities in market-making transactions at negotiated prices related to prevailing market prices at the time of sale. Such affiliates may act as principals or agents in such transactions. None of our affiliates has any obligation to make a market in the securities, and each may discontinue any market-making activities at any time, without notice, in its sole discretion.

Sale Through Underwriters or Dealers

If we use underwriters in a sale of securities, such underwriters will acquire the offered securities for their own account and may resell the securities from time to time in one or more transactions, including negotiated transactions. These sales will be made at a fixed public offering price or at varying prices determined at the time of the sale.

We may offer the securities to the public through an underwriting syndicate, represented by managing underwriters, or through one or more underwriters acting alone. Unless the applicable prospectus supplement states otherwise, the obligations of the underwriters to purchase the offered securities will be subject to certain conditions precedent, and the underwriters will be obligated to purchase all of the securities of the series offered if any of the securities are purchased, unless the applicable prospectus supplement states otherwise. Any initial public offering price and any discounts or concessions allowed, re-allowed or paid to dealers may be changed from time to time.

If we use dealers in a sale of securities, we will sell the securities to them as principals, and they may then resell those securities to the public from time to time in one or more transactions at varying prices determined by the dealers at the time of resale. We will include in the applicable prospectus supplement the names of the dealers and the terms of the transaction.

Direct Sales and Sales Through Agents and Others

We may choose to sell the offered securities directly. In this case, no underwriters or agents will be involved. We may also sell the securities through agents designated from time to time. We will name any agent involved in the offer or sale of the offered securities and describe any commissions payable by us to the agent in the applicable prospectus supplement. Unless we inform you otherwise in the prospectus supplement, any agent will agree to use its best efforts to solicit purchases for the period of its appointment.

We may sell the securities directly to institutional investors or others who may be deemed to be underwriters within the meaning of the Securities Act with respect to any sale of those securities. We will describe the terms of any such sales in the applicable prospectus supplement.

Delayed Delivery Contracts

If we so indicate in the applicable prospectus supplement, we may authorize agents, underwriters or dealers to solicit offers from certain types of institutions to purchase securities from us at the public offering price under delayed delivery contracts. These contracts will provide for payment and delivery on a specified date in the future. The contracts will be subject only to those conditions described in the applicable prospectus supplement. The prospectus supplement will describe the commission payable for solicitation of those contracts.

Indemnification

We may have agreements with agents, underwriters, dealers and remarketing firms and each of their respective affiliates to indemnify them against certain civil liabilities, including liabilities under the Securities Act or to contribute with respect to payments which the underwriters, dealers, agents or remarketing firms may be required to make. Agents, underwriters, dealers and remarketing firms, and their affiliates, may engage in transactions with, or perform services for, us in the ordinary course of business. This includes commercial banking and investment banking transactions.

Market Making, Stabilization and Other Transactions

Unless the applicable prospectus supplement states otherwise, each series of offered securities, other than shares of our common stock that are listed on NASDAQ, will be a new issue and will have no established trading market. We may elect to list any of the securities of on one or more exchanges, but unless otherwise specified in the applicable prospectus supplement, we shall not be obligated to do so. Any underwriters that are used in the sale of offered securities may make a market in such securities, but may discontinue such market making at any time without notice. Therefore, we cannot assure you that the securities will have a liquid trading market.

In connection with the distribution of the securities offered under this prospectus, we may enter into swap or other hedging transactions with, or arranged by, underwriters or agents and their affiliates. We may enter into derivative transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement indicates a connection with those derivatives, then the third parties may sell securities covered by this prospectus and the applicable prospectus supplement, including in short sale transactions. If so, the third party may use securities pledged by us or borrowed from us or others to settle those sales or to close out any related open borrowings of stock, and may use securities received from us in settlement of those derivatives to close out any related open borrowings of securities. The third party in such sale transactions will be an underwriter and will be identified in the applicable prospectus supplement.

Any underwriters who are qualified market makers on NASDAQ may engage in passive market making transactions in the common stock listed on NASDAQ in accordance with Rule 103 of Regulation M, during the business day prior to the pricing of the offering, before the commencement of offers or sales of the common stock. Passive market makers must comply with applicable volume and price limitations and must be identified as passive market makers. In general, a passive market maker must display its bid at a price not in excess of the highest independent bid for such security. If all independent bids are lowered below the passive market maker’s bid, however, the passive market maker’s bid must then be lowered when certain purchase limits are exceeded.

Any underwriter may engage in over-allotment, stabilizing transactions, syndicate covering transactions and penalty bids in accordance with Rule 104 under the Exchange Act.

Over-allotment involves sales in excess of the offering size, which create a short position. Stabilizing transactions permit bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum. Syndicate covering transactions involve purchases of the securities in the open market after the distribution has been completed in order to cover syndicate short positions. Penalty bids permit the underwriters to reclaim a selling concession from a syndicate member when the securities originally sold by the syndicate member are purchased in a syndicate covering transaction to cover syndicate short positions. These over-allotments, stabilizing transactions, syndicate covering transactions and penalty bids may cause the price of the securities to be higher than it would be in the absence of the transactions. The underwriters may, if they commence these transactions, discontinue them at any time.

LEGAL MATTERS

The validity of the securities offered hereby will be passed upon for us by Kutak Rock LLP, Little Rock, Arkansas. The name of the law firm advising any underwriters or agents with respect to certain issues relating to any offering will be set forth in the applicable prospectus supplement.

EXPERTS

The consolidated financial statements of the Company as of December 31, 2014 and 2013 and for each of the three years in the period ended December 31, 2014 and the effectiveness of the Company’s internal control over financial reporting as of December 31, 2014 have been audited by Crowe Horwath LLP, an independent registered public accounting firm, as set forth in their reports appearing in our Annual Report on Form 10-K for the year ended December 31, 2014 and incorporated in this prospectus by reference. Such consolidated financial statements have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

The consolidated financial statements of Summit Bancorp, Inc. as of December 31, 2013 and 2012, and the related consolidated statements of income, comprehensive income, stockholders’ equity, and cash flows for each of the years in the three year period ended December 31, 2013 have been audited by BKD, LLP, independent certified public accountants, as stated in their report, and have been incorporated herein by reference in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

The consolidated financial statements of Intervest Bancshares Corporation (“Intervest”) as of December 31, 2014 and December 31, 2013 and the related consolidated statements of earnings and changes in stockholders’ equity and cash flows for each of the years in the three year period ended December 31, 2014 have been audited by Hacker, Johnson & Smith, P.A., P.C., an independent registered public accounting firm, as set forth in their report, which has been incorporated herein by reference. Such consolidated financial statements have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

PART II

INFORMATION NOT REQUIRED IN THE PROSPECTUS

Item 14.	Other Expenses of Issuance and Distribution

The following table sets forth the various expenses expected to be incurred in connection with the sale and distribution of the securities being registered hereby, all of which will be borne by the registrant. Because an indeterminate amount of securities are covered by this Registration Statement, expenses in connection with the issuance and distribution of securities are not currently determinable.

SEC registration fee	$	*
Printing fees and expenses		**
Legal fees and expenses		**
Trustee fees and expenses		**
Rating agencies’ fees and expenses		**
Accountants’ fees and expenses		**
Miscellaneous expenses		**
Total	$	**

*	Deferred in accordance with Rule 456(b) and 457(r) of the Securities Act of 1933, as amended.
**	These fees are calculated based on the number of issuances and amount of securities offered and accordingly cannot be estimated at this time.

Item 15.	Indemnification of Directors and Officers

Section 4-27-850 of the Arkansas Business Corporation Act of 1987 (the “ABCA”) permits a corporation, under specified circumstances, to indemnify its directors, officers, employees or agents against expenses (including attorney’s fees), judgments, fines and amounts paid in settlements actually and reasonably incurred by them in connection with any action, suit or proceeding brought by third parties by reason of the fact that the directors, officers, employees or agents acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reason to believe their conduct was unlawful. In a derivative action, i.e., one by or in the right of the corporation, indemnification may be made only for expenses actually and reasonably incurred by directors, officers, employees or agents in connection with the defense or settlement of an action or suit, and only with respect to a matter as to which they shall have acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification shall be made if such person shall have been adjudged liable to the corporation, unless and only to the extent that the court in which the action or suit was brought shall determine upon application that the defendant directors, officers, employees or agents are fairly and reasonably entitled to indemnity for such expenses despite such adjudication of liability.

Section 4-27-850 of the ABCA provides that, to the extent that a director, officer, employee, or agent of a corporation has been successful on the merits or otherwise in defense of any action, suit, or proceeding, or in defense of any claim, issue, or matter therein, he or she shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by him.

Section 4-27-850 of the ABCA provides that expenses incurred by an officer or director in defending a civil or criminal action, suit, or proceeding may be paid by the corporation in advance of the final disposition of such action, suit, or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that he or she is not entitled to be indemnified by the corporation as authorized by the articles of incorporation. Such expenses incurred by other employees and agents may be so paid upon such terms and conditions, if any, as the board of directors deems appropriate.

Section 4-27-850 of the ABCA also affords a corporation the power to obtain insurance on behalf of its directors and officers against liabilities incurred by them in these capacities.

Pursuant to Section 4-27-202 of the ABCA, the Company’s amended and restated articles of incorporation, as amended, provide that the Company’s directors will not be personally liable to the Company or its shareholders for monetary damages resulting from breaches of their fiduciary duty as directors except (a) for any breach of the duty of loyalty to the Company or its shareholders, (b) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (c) under section 4-27-833 of the ABCA, which makes directors liable for unlawful dividends or unlawful distributions, (d) for transactions from which directors derive improper personal benefit or (e) for any action, omission, transaction, or breach of a director’s duty creating any third-party liability to any person or entity other than the corporation or shareholder.

Article Tenth of the Company’s amended and restated articles of incorporation, as amended, provides as follows:

(a) The Company shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed actions, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Company) by reason of the fact that he is or was a director, officer, employee or agent of the Company, or is or was serving at the request of the Company as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Company, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding, by judgment, order, settlement, conviction or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the Company, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful.

(b) The Company shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the Company to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the Company, or is or was serving at the request of the Company as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys’ fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Company and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the Company, unless and only to the extent that the court of chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the court of chancery or such other court shall deem proper.

(c) To the extent that a director, officer, employee or agent of the Company has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in subsections (a) or (b), or in defense of any claim, issue or matter therein, he shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by him in connection therewith.

(d) Any indemnification under subsections (a) or (b) (unless ordered by a court) shall be made by the Company only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances because he has met the applicable standard of conduct set forth in subsections (a) or (b). Such determination shall be made (i) by the Board of Directors by a majority vote of a quorum consisting of directors who were not parties to such action, suit or proceeding, or (ii) if such a quorum is not obtainable, or, even if obtainable, if a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, or (iii) by the shareholders.

(e) Expenses (including attorneys’ fees) incurred in defending a civil or criminal action, suit or proceeding may be paid by the Company in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of the director, officer, employee or agent to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified by the Company as authorized in the articles of incorporation.

(f) The indemnification and advancement of expenses provided in the articles of incorporation shall not be deemed exclusive of any other rights to which those seeking indemnification may be entitled under any Bylaw, agreement, vote of shareholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

(g) The Company shall have power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Company, or is or was serving at the request of the Company as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him and incurred by him in any such capacity or arising out of his status as such, whether or not the Company would have the power to indemnify him against such liability under the provisions of the articles of incorporation.

The Company’s Bylaws provide that the Company shall, to the fullest extent permitted by the ABCA, as amended from time to time, indemnify all persons whom it may indemnify pursuant thereto.

In addition, the Company maintains a directors’ and officers’ liability insurance policy. The Company has also entered into supplemental indemnification agreements with its directors and with executive officers, which broaden the scope of indemnity that would otherwise be provided by the Company to such persons under the terms of its amended and restated articles of incorporation.

Item 16.	Exhibits

Exhibit No.	Description

1.1*	Form of Underwriting Agreement

3.1	Amended and Restated Articles of Incorporation of Bank of the Ozarks, Inc. (previously filed as Exhibit 3.1 to Bank of the Ozarks, Inc.’s Registration Statement on Form S-1 filed with the SEC on May 22, 1997, File Number 333-27641, and incorporated herein by this reference)

3.2	Articles of Amendment to the Amended and Restated Articles of Incorporation of Bank of the Ozarks, Inc. dated December 9, 2003 (previously filed as Exhibit 3.2 to the Company’s Annual Report on Form 10-K filed with the SEC on March 12, 2004 for the year ended December 31, 2003, and incorporated herein by this reference)

3.3	Articles of Amendment to the Amended and Restated Articles of Incorporation of Bank of the Ozarks, Inc., dated December 10, 2008 (previously filed as Exhibit 3.1 to the Company’s Current Report on Form 8-K filed with the SEC on December 10, 2008, and incorporated herein by this reference)

3.4	Articles of Amendment to the Amended and Restated Articles of Incorporation of Bank of the Ozarks, Inc. dated May 19, 2014 (previously filed as Exhibit 3.1 to the Company’s Current Report on Form 8-K filed with the SEC on May 20, 2014 and incorporated herein by this reference)

3.5	Amended and Restated Bylaws of Bank of the Ozarks, Inc., dated November 18, 2014 (previously filed as Exhibit 3.1 to the Company’s Current Report on Form 8-K filed with the SEC on November 21, 2014, and incorporated herein by this reference)

4.1	Form of Senior Debt Indenture

Exhibit No.	Description

4.2	Form of Subordinated Debt Indenture

4.3*	Form of Debt Security

4.4*	Form of Warrant Agreement

4.5*	Form of Purchase Contract Agreement

4.6*	Form of Depositary Agreement

4.7*	Form of articles of amendment to articles of incorporation for preferred stock (together with preferred stock certificate)

5.1	Opinion of Kutak Rock LLLP

12.1	Statement of ratios of earnings to fixed charges

23.1	Consent of Kutak Rock LLP (included in Exhibit 5.1)

23.2	Consent of Crowe Horwath LLP

23.3	Consent of BKD, LLP

23.4	Consent of Hacker, Johnson & Smith, P.A., P.C.

24.1	Power of Attorney of certain officers and directors (located on the signature page to the Registration Statement)

25.1	Statement of Eligibility under the Trust Indenture Act of 1939, as amended, of U.S. Bank National Association, as Trustee, on Form T-1.

*	To be filed by amendment or as an exhibit to a document to be incorporated by reference herein.

Item 17.	Undertakings

(a) The undersigned registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended (the “Securities Act”);

(ii)	to reflect in the prospectus any facts or events arising after the effective date of this registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement. Notwithstanding the foregoing, any increase or decrease in the volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission (“Commission”) pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)	to include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in this registration statement;

provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), that are incorporated by reference in this registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of this registration statement.

(2)	That, for the purposes of determining any liability under the Securities Act, each post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at the time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)	That, for the purpose of determining liability under the Securities Act to any purchaser:

(i)	each prospectus filed by a registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii)	each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5)	That, for the purpose of determining liability of a registrant under the Securities Act to any purchaser in the initial distribution of the securities the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)	the portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned Registrant; and

(iv)	any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or 15(d) of the Exchange

Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the indemnification provisions described herein, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

(d) The undersigned registrant hereby undertakes to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the Commission under Section 305(b)(2) of the Trust Indenture Act.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Little Rock, State of Arkansas, on April 13, 2015.

BANK OF THE OZARKS, INC.
(Registrant)

By:	/s/ Greg L. McKinney
Greg L. McKinney
Chief Financial Officer, Chief Accounting Officer and Director

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below does hereby constitute and appoint George G. Gleason or Greg L. McKinney, or either of them, as his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign this Registration Statement (including all pre-effective and post-effective amendments thereto and all registration statements filed pursuant to Rule 462 which incorporate this registration statement by reference), and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming that all said attorneys-in-fact and agents, or their substitute or substitutes may lawfully do or cause to be done by virtue hereof.

IN WITNESS WHEREOF, each of the undersigned has executed this Power of Attorney as of the date indicated.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

SIGNATURES	TITLE	DATE

/s/ George G. Gleason George G. Gleason (Principal Executive Officer)	Chairman of the Board and Chief Executive Officer	April 13, 2015

/s/ Greg L. McKinney Greg L. McKinney (Principal Financial Officer and Accounting Officer)	Chief Financial Officer, Chief Accounting Officer and Director	April 13, 2015

/s/ Dan Thomas Dan Thomas	Vice Chairman, Chief Lending Officer and President—Real Estate Specialties Group	April 13, 2015

/s/ Jean Arehart Jean Arehart	Director	April 13, 2015

SIGNATURES	TITLE	DATE

/s/ Nicholas Brown Nicholas Brown	Director	April 13, 2015

/s/ Richard Cisne Richard Cisne	Director	April 13, 2015

/s/ Robert East Robert East	Director	April 13, 2015

/s/ Catherine B. Freedberg Catherine B. Freedberg	Director	April 13, 2015

/s/ Linda Gleason Linda Gleason	Director	April 13, 2015

/s/ Peter Kenny Peter Kenny	Director	April 13, 2015

/s/ Henry Mariani Henry Mariani	Director	April 13, 2015

/s/ Robert Proost Robert Proost	Director	April 13, 2015

/s/ R.L. Qualls R.L. Qualls	Director	April 13, 2015

/s/ John Reynolds John Reynolds	Director	April 13, 2015

/s/ Sherece West-Scantlebury Sherece West-Scantlebury	Director	April 13, 2015

/s/ Ross Whipple Ross Whipple	Director	April 13, 2015